UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 31, 2021
(Date of earliest event reported)

STAR EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Ave. Suite 101,
Old Greenwich, CT, 06870
(Address of principal executive offices, including zip code)

203-489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Star Equity Holdings, Inc. (the “Company”) on November 3, 2020, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated as of October 30, 2020, by and among the Company, Project Rendezvous Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Seller”), DMS Health Technologies, Inc., a North Dakota corporation and wholly owned subsidiary of Seller (“DMS Health”), and Knob Creek Acquisition Corp., a Tennessee corporation (“Buyer”). Pursuant to the Purchase Agreement, Buyer agreed, subject to the satisfaction or waiver of certain conditions, to purchase all of the issued and outstanding common stock of DMS Health from Seller for a purchase price of $18.75 Million in cash (the “Purchase Price”), subject to certain adjustments. As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company, Seller, DMS Health and Buyer entered into an Amendment to Stock Purchase Agreement on March 26, 2021, that amended the Purchase Agreement in order to, among other things, (i) eliminate the requirement that a portion of the purchase price be held in escrow upon closing, and (ii) eliminate the requirement for a purchase price adjustment at closing based on cash and net working capital. On March 31, 2021, the Company completed the sale of DMS Health.

Item 1.01. Entry into a Material Definitive Agreement.
On March 31, 2021, in connection with completing the sale of DMS Health, as discussed in the Introductory Note above, which is incorporated herein by reference, the Company, certain subsidiaries of the Company, and Sterling National Bank (“Sterling”) entered into a Second Amendment to Loan and Security Agreement, Consent and Release (the “Second Amendment”) that amended that certain Loan and Security Agreement, dated March 29, 2019 (the “Loan Agreement”) by and among the Company, certain subsidiaries of the Company, and Sterling National Bank. The Second Amendment, among other things removed DMS Health and its subsidiaries as borrowers under the Loan Agreement.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01. Regulation FD Disclosure
On April 1, 2021, the Company issued a press release announcing that it had completed the sale of DMS Health. A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this Item 7.01 by reference.
The information furnished by the Company pursuant to this item, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 1, 2021.
10.1	Second Amendment to Loan and Security Agreement, Consent and Release, dated March 31, 2021, by and among Digirad Health, Inc., Digirad Imaging Solutions, Inc., DMS Health Technologies, Inc., DMS Imaging, Inc., DMS Health Technologies-Canada, Inc., Project Rendezvous Holding Corporation, Project Rendezvous Acquisition Corporation, Digirad Diagnostic Imaging, Inc., Star Equity Holdings, Inc., and Sterling National Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein Executive Chairman

Date:    April 1, 2021